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EXHIBIT 99.1      PRESS RELEASE DATED JANUARY 16, 2001

FOR IMMEDIATE RELEASE

Contacts:   Peggy Gardner, UPS          Michele Zommer, First International
            404-828-6051                860-241-4705
            pgardner@ups.com            zommerm@firstinterbank.com
                                        --------------------------
            Irene Moore, UPS Capital    Kurt Kuehn, UPS Investor Relations
            404-828-6571                404-828-6977
            imoore@ups.com              kkuehn@ups.com


                   UPS TO ACQUIRE FIRST INTERNATIONAL BANCORP,
                   EXPANDING UPS CAPITAL'S FINANCIAL SERVICES

               Acquisition to Add Government-Backed Loan Programs
                To UPS Capital's Supply Chain Financing Solutions

         ATLANTA, Ga., and HARTFORD, Conn., Jan. 16, 2001 -- United Parcel Service, Inc. (NYSE: UPS) and First International Bancorp, Inc. (NASDAQ: FNCE) today announced a definitive merger agreement by which UPS will acquire First International Bancorp, Inc., the parent company of First International Bank, for approximately $78 million in UPS Class B common stock, based on the closing price for UPS Class B common stock on Friday, Jan. 12, 2001.

         For a description of certain terms of the merger, including the merger consideration, potential reductions in the merger consideration and the creation of an escrow with respect to shares issued in the merger, see "Summary of the Transaction."

         The acquisition will add First International's innovative structured trade finance and commercial lending programs to the expanding capabilities of UPS Capital Corp., the financial services subsidiary of UPS. UPS believes the acquisition will create a powerful combination of financial, shipping and logistics solutions for customers that will enable them to better manage their supply chains through the integration of funds, goods and information.

         First International's expertise in government-backed lending will enhance UPS Capital's financial services portfolio, which currently includes global trade finance, asset-based lending, factoring, payment solutions and equipment leasing.

         First International is a national leader in the use of U.S. government-guaranteed loan programs made available by the Small Business Administration (SBA), the Department of Agriculture (USDA) and the Export-Import Bank of the United States (Ex-Im Bank). It primarily serves small and medium-sized manufacturers, distributors and wholesalers (annual sales of $1 million to $50 million) in the United States and international emerging markets. First International offers loans in amounts up to $10 million each, and, at Sept. 30, 2000, had a managed loan portfolio of approximately $1.2 billion, approximately two-thirds of which is substantially guaranteed or insured by U.S. government agencies and other sources.

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         UPS expects the acquisition to be non-dilutive to earnings per share in
2001 and slightly accretive in 2002.

         "First International serves small and medium-sized businesses that have traditionally been underserved by financial institutions," said Bob Bernabucci, chief executive officer of UPS Capital. "UPS and UPS Capital also are focused on this customer segment with distribution and financial solutions so we believe this combination will be compelling. Additionally, First International's experienced sales force of 95 lending officers and 14 international representatives and its worldwide network provide UPS Capital with additional channels for reaching customers. Finally, First International shares UPS's commitment to controlled and disciplined growth."

         Brett N. Silvers, First International's chairman and CEO, commented, "First International's lending solutions and responsive service are a fit with UPS Capital. Our business customers will benefit from UPS Capital's extensive product offerings. The financial backing of UPS Capital's AAA-rated parent, UPS, will provide First International with significantly greater resources and more efficient funding to build our platform."

         UPS is the world's largest express carrier and largest package delivery company, serving more than 200 countries and territories. Headquartered in Atlanta, the company is located on the Web at www.ups.com. UPS was recently named the "World's Most Admired" mail and package delivery company for the third consecutive year in a Fortune magazine survey.

         UPS Capital Corp. is a wholly owned subsidiary of UPS and is a key component of UPS's business strategy of enabling the flow of goods, information and funds. Combined with other UPS subsidiaries, UPS Capital's financial services can leverage technology, transportation, e-commerce and logistics solutions for total, efficient supply chain management, allowing companies to focus on their core businesses. UPS Capital has the following business groups:
Equipment Leasing, Distribution Finance, Payment Solutions, Card Transaction Solutions and Global Trade Finance. It also has a subsidiary, Glenlake Insurance Agency, Inc. UPS Capital is based in Atlanta and resides on the Web at www.upscapital.com.

         First International Bank (www.firstinterbank.com), a world leader in the use of SBA, USDA and Export-Import Bank loans, provides innovative credit, trade and financial solutions for small and medium-sized industrial businesses. The company has approximately 200 employees, including 95 experienced lending officers and 14 international representatives. Established in 1955, the Bank is a subsidiary of publicly traded First International Bancorp, Inc. (NASDAQ:
FNCE), with headquarters in Hartford, Conn.

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SUMMARY OF THE TRANSACTION

         Under the terms of the merger agreement, First International Bancorp, Inc. shareholders will receive UPS Class B common stock in exchange for shares of First International Bancorp, Inc. common stock, based on the number of shares of First International Bancorp common stock outstanding at closing. Based on First International having approximately 8.3 million shares outstanding as of Sept. 30, 2000, UPS would issue approximately 1.3 million shares of UPS Class B common stock in the merger or approximately 0.160 shares of UPS Class B common stock for each share of First International Bancorp, Inc. common stock. The exchange ratio is subject to a "collar" if the transaction is completed after July 31, 2001.

         The aggregate merger consideration paid by UPS is subject to reduction under certain circumstances based on the net book value of First International Bancorp at the closing. In addition, based on the Jan. 12, 2001 closing price for UPS Class B common stock, approximately 10% of the stock to be issued in the merger will be placed in escrow pending the performance of First International's loan portfolio during the 12 months following the closing and the resolution of any indemnification claims with respect to First International's representations, warranties and covenants in the merger agreement. The escrow and the potential reduction in the merger consideration are described in the merger agreement, which will be filed with the Securities and Exchange Commission.

         The transaction is subject to bank regulatory approvals, the approval of First International Bancorp, Inc.'s shareholders, review under Hart-Scott-Rodino and other customary closing conditions. In connection with the execution of the merger agreement, key shareholders of First International Bancorp, Inc., controlling approximately 53% of the outstanding shares, have agreed to vote their shares of First International Bancorp stock in favor of the transaction. The transaction is expected to close mid-to-late second quarter 2001.

         As a condition to the completion of the acquisition, prior to closing, First International Bank will sell all of its deposits, approximately $260 million, to a third party subject to regulatory approval. As a result, First International Bank will cease to be a federally insured depository institution regulated by the FDIC and First International Bancorp, Inc. will cease to be a bank holding company regulated by the Board of Governors of the Federal Reserve System. Following the acquisition, First International Bank will operate as a non-depository bank chartered by the State of Connecticut Department of Banking, and will be subject to Connecticut's state banking laws and regulations.

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         Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

          Forward-looking statements include statements regarding the intent, belief or current expectations of UPS and its management regarding the company's strategic directions, prospects and future results, as well as statements relating to regulatory approvals required in connection with the proposed transaction, the prospects and financial condition of the combined operations of UPS and First International Bancorp, the ability of the parties to successfully consummate the transaction and integrate the operations of the combined enterprises and other statements relating to future events and financial performance. Such forward-looking statements involve certain risks and uncertainties. Important factors may cause actual results to differ materially from those contained in forward-looking statements. These include the failure of the proposed transaction to be completed for any reason, the competitive environment in which UPS operates, economic and other conditions in the markets in which UPS operates, strikes, work stoppages and slowdowns, governmental regulation, increases in aviation and motor fuel prices, cyclical and seasonal fluctuations in operating results and other risks discussed in filings that UPS has made with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 1999, which discussions are incorporated herein by reference.

         Many important factors could also cause actual results to differ materially from those in the forward-looking statements made by or about First International. Such factors include, but are not limited to, changes (legislative, regulatory and otherwise) in the banking and commercial finance industries and those specifically relating to the continuation in their present form of the government guaranteed loan programs utilized by First International; the ability of First International to continue its recent growth in an increasingly competitive market for loan originations; disruption in the capital markets which may delay or prevent First International from receiving funding under warehouse lines of credit or completing loan sales and securitizations; and other risks identified in First International's Securities and Exchange Commission filings.

         UPS and First International Bancorp, Inc. will be filing a proxy statement/prospectus and other relevant documents concerning the merger with the United States Securities and Exchange Commission. These documents will contain important information, and we urge investors to read them. Investors will be able to obtain the documents free of charge at the SEC's website. www.sec.gov. Please read the proxy statement/prospectus carefully before making a decision concerning the merger.

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